Exhibit 99.1

POWERSECURE ADDS $25 MILLION LONG-TERM DEBT FACILITY

—Also extends existing $20 million revolver through 2016—

WAKE FOREST, N.C. – June 20, 2013 – PowerSecure International, Inc. (Nasdaq: POWR) today announced it has taken advantage of the very favorable interest rate environment to secure a new $25 million, seven year term debt facility.

The company plans to execute interest rate swaps to achieve a fixed interest rate, which it estimates will be in the 3.7 to 3.9 percent range given current market rates, on a majority of the term facility’s principal amount. In addition, the company has extended its existing $20 million revolving debt facility through 2016. There is currently nothing drawn on this revolver.

These actions provide the company with up to $45 million of low-cost, long-term debt capacity to support its growth and future investments in company-owned distributed generation systems, additional utility services equipment, potential acquisitions and working capital.

“Our strong performance has provided us the opportunity to capitalize on the historically low rates in the debt markets, substantially lowering our overall cost of capital and providing additional flexibility to accelerate the growth of our company-owned distributed generation assets,” said Sidney Hinton, chief executive officer of PowerSecure.

The facility is backed by Citibank and BB&T.

As is customary with facilities of this type, the company must continue to meet certain financial covenants in order to be in compliance with the terms of the underlying credit agreement and to fully utilize the facility. The terms and a copy of the facility extension, which was accomplished through an amendment of the company’s credit facility, are contained in a current report on Form 8-K filed with the Securities and Exchange Commission.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of energy efficiency, distributed generation, and utility infrastructure. The company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient and environmentally friendly power at peak times, 2) provide utilities with firm capacity to utilize for demand response and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency business develops efficient LED lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite and PowerLite street lights for utilities and municipalities. PowerSecure’s utility infrastructure team provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the new and extended credit facilities discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

PowerSecure International, Inc.

+1 919 453 2103